EVERY STOCKHOLDER'S VOTE IS IMPORTANT

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EASY VOTING OPTIONS:



VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours



VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours



Mail

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope



VOTE
VOTE

VOTE IN PERSON
Pre-Register and Attend
the Special Meeting
Red Rock Casino & Resort, Veranda E
11011 West Charleston Blvd.
Las Vegas, Nevada 89135
on September 27, 2017

DO NOT TEAR

MVP REIT, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 27, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MVP REIT, Inc. The undersigned stockholder of MVP REIT, Inc., a Maryland corporation (the "Company"), hereby appoints Michael V. Shustek as the Proxy for the undersigned, with full power of substitution, to attend the 2017 Special Meeting of Stockholders of the Company to be held on September 27, 2017, at 8:00 a.m. local time at Red Rock Casino & Resort, Veranda E, located at 11011 West Charleston Blvd., Las Vegas, Nevada 89135 and any postponement or adjournment thereof (the "Special Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledged receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

This proxy, when properly executed, will be voted as specified. If this Proxy is executed but no specification is made, the votes entitled to be cast by the undersigned will be voted "FOR" the merger, "FOR" the charter amendment and "FOR" the other proposals, all as described in the Proxy Statement. The votes entitled to be cast by the Proxy holder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof.

VOTE BY INTERNET: www.proxy-direct.com
VOTE BY TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

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PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

MVP1_29157_080917

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

Proposals **The Board of Directors recommends a vote "FOR" the merger, "FOR" the Charter Amendment and "FOR" the other proposal, all as described in the Proxy Statement**

	FOR	AGAINST	ABSTAIN
1. To approve the merger, which is referred to as the "Merger," of the Company with and into MVP Merger Sub, LLC, which is referred to as "Merger Sub", a wholly owned subsidiary of MVP REIT II, Inc., a Maryland corporation, which is referred to as "MVP II," pursuant to the Agreement and Plan of Merger, dated as of May 26, 2017, as it may be amended or modified from time to time (a copy of which is attached as Annex A to the Proxy Statement), by and among the Company, MVP II, MVP Merger Sub, LLC, and MVP Realty Advisors, LLC, a Delaware limited liability company, both in its capacity as the external advisor to MVP I, and in its capacity as the external advisor to MVP II.	☐	☐	☐
2. To approve an amendment deleting provisions related to Roll-Up transactions from the charter of the Company, which is referred to as the "Charter Amendment" (a copy of which is attached as Annex B to the Proxy Statement).	☐	☐	☐
3. To adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies in favor of the proposals to approve the Merger and the Charter Amendment.	☐	☐	☐

	YES	NO
I plan to attend the Meeting	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the MVP REIT, INC. Special Meeting of Stockholders to Be Held on September 27, 2017. The Proxy Statement/Prospectus and Proxy Card for this meeting are available at: https://www.proxy-direct.com/mvp-29157

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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6089999001099999999

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